                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                             -------------------


                                 FORM 8-K/A-1

                                CURRENT REPORTS

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Dates of Reports:  June 6, 1997 and July 11, 1997
                                  ------------------------------


                          AMERITRUCK DISTRIBUTION CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                            33-99716                  75-2619368
--------------------------------------------------------------------------------
(State or Other                 (Commission File           (I.R.S. Employer
Jurisdiction of                      Number)              Identification No.)
Incorporation)



                        City Center Tower II, Suite 1101
                301 Commerce Street, Fort Worth, TX  76102-5384
                -----------------------------------------------
                     Address of principal executive offices


       Registrant's telephone number, including area code: (817) 332-6020
                                                           --------------

================================================================================

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits



   Exhibit
   Number                                 Description
   -------                                -----------
(a)                   Financial Statements of Business Acquired
                      -----------------------------------------
                      (i)  Audited:

                           A.  Monfort Transportation Company and Lynn
                               Transportation Co., Inc.

                               Report of Independent Accountants
                               Combined Balance Sheets as of May 26, 1996 and
                                May 28, 1995
                               Combined Statements of Operations for the Years
                                Ended May 26, 1996, May 28, 1995 and May 29,
                                1994
                               Combined Statements of Assets in Excess of
                                Liabilities for the Years Ended May 26, 1996,
                                May 28, 1995 and May 29, 1994
                               Combined Statements of Cash Flows for the Years
                                Ended May 26, 1996, May 28, 1995 and May 29,
                                1994
                               Notes to Combined Financial Statements

                           B.  Tran-Star, Inc./1//

                               Report of Independent Accountants
                               Balance Sheets at December 31, 1995 and December
                                31, 1996
                               Statements of Income, Stockholders Equity and
                                Cash Flows for the years ended December 31, 1994, 1995 and 1996
                               Notes to Financial Statements

------------------------------
     1/ The audited financial statements listed in this section were previously filed as part of AmeriTruck Distribution Corp.'s Form 8-K filed on July 11, 1997.

                      (ii) Unaudited:

                           Monfort Transportation Company and Lynn
                            Transportation Co., Inc.

                                Unaudited Combined Balance Sheet as of March 23,
                                 1997
                                Unaudited Combined Statements of Operations for
                                 the Ten Months Ended March 23, 1997 and March
                                 24, 1996
                                Unaudited Combined Statements of Cash Flow for
                                 the Ten Months Ended March 23, 1997 and March
                                 24, 1996
                                Notes to Combined Financial Statements

                           Tran-Star, Inc.

                                Unaudited Balance Sheet as of March 31, 1997
                                Unaudited Statements of Operations for the Three
                                 Months Ended March 31, 1997 and 1996
                                Unaudited Statements of Cash Flows for the Three
                                 Months Ended March 31, 1997 and 1996
                                Notes to Financial Statements

              (b)     Pro Forma Financial Information
                      -------------------------------

                          Unaudited Pro Forma Statement of Operations for
                           the Three Months Ended March 31, 1997
                          Unaudited Pro Forma Statement of Operations for
                           the Year Ended December 31, 1996
                          Unaudited Pro Forma Balance Sheet as of March 31,
                           1997
                          Notes to Unaudited Pro Forma Financial Statements



              (c)     Exhibits
                      --------
                      (i)  Monfort Transportation Company and Lynn
                           Transportation Co., Inc./2//
                                                    -

                      2 Stock Purchase Agreement, dated as of April 28, 1997, among AmeriTruck Distribution Corp., Monfort, Inc.
                           and ConAgra Poultry Company.

                      10   Transportation Services Agreement, dated as of April
                           28, 1997, among AmeriTruck Distribution Corp.,
                           Monfort Transportation Company, Lynn Transportation
                           Company, Inc., Monfort, Inc., ConAgra Poultry
                           Company, and Swift-Eckrich, Inc.

                      (ii) Tran-Star, Inc. /3//
                                            -

                      2 Stock Purchase Agreement, dated as of June 27, 1997, among AmeriTruck Distribution Corp., Allways
                           Services, Inc., and Transtar Services, Inc.

------------------------
     /2// The exhibits listed in this section were previously filed as part of
      -
AmeriTruck Distribution Corp.'s Form 8-K filed on June 6, 1997.

     /3// The exhibits listed in this section were previously filed as part of
      -
AmeriTruck Distribution Corp.'s Form 8-K filed on July 11, 1997.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AMERITRUCK DISTRIBUTION CORP.


Dated:  August 6, 1997        By: /s/ Kenneth H. Evans, Jr.
                                  -------------------------
                                         Kenneth H. Evans, Jr., Executive Vice
                                         President and Chief Financial Officer

                               TABLE OF CONTENTS

                                                                       Page(s)
AUDITED:

Monfort Transportation Company and Lynn Transportation Co., Inc.:

    Report of Independent Accountants                                     F-1

    Combined Financial Statements:

        Combined Balance Sheets as of May 26, 1996 and May 28, 1995       F-2

        Combined Statements of Operations for the Years Ended
           May 26, 1996, May 28, 1995 and May 29, 1994                    F-3

        Combined Statements of Assets in Excess of Liabilities for the
           Years Ended May 26, 1996, May 28, 1995 and May 29, 1994        F-4

        Combined Statements of Cash Flows for the Years Ended
           May 26, 1996, May 28, 1995 and May 29, 1994                    F-5

        Notes to Combined Financial Statements                     F-6 - F-13


UNAUDITED:

Monfort Transportation Company and Lynn Transportation Co., Inc.:

        Unaudited Combined Balance Sheet as of March 23, 1997            F-14

        Unaudited Combined Statements of Operations for the Ten
            Months Ended March 23, 1997 and March 24, 1996               F-15

        Unaudited Combined Statement of Liabilities in Excess of
            Assets for the Ten Months Ended March 23, 1997               F-16

        Unaudited Combined Statements of Cash Flows for the Ten
            Months Ended March 23, 1997 and March 24, 1996               F-17

        Notes to Combined Financial Statements                           F-18

                               TABLE OF CONTENTS
                                  (Continued)

                                                                       Page(s)

UNAUDITED, continued:

Trans-Star, Inc.:

       Unaudited Balance Sheet as of March 31, 1997                      F-19

       Unaudited Statements of Operations for the Three Months
           Ended March 31, 1997 and 1996                                 F-20

       Unaudited Statements of Cash Flows for the Three Months
           Ended March 31, 1997 and 1996                                 F-21

       Notes to Financial Statements                                     F-22


PRO FORMA FINANCIAL INFORMATION:

       Unaudited Pro Forma Statement of Operations for the
           Three Months Ended March 31, 1997                             F-24

       Unaudited Pro Forma Statement of Operations for the
           Year Ended December 31, 1996                                  F-25

       Unaudited Pro Forma Balance Sheet as of March 31, 1997            F-26

       Notes to Unaudited Pro Forma Financial Statements          F-27 - F-28

                       Report of Independent Accountants



To the Board of Directors and Stockholders of Monfort Transportation Company and
Lynn Transportation Co., Inc.

We have audited the accompanying combined balance sheets of Monfort Transportation Company and Lynn Transportation Co., Inc. as of May 26, 1996 and May 28, 1995, and the related combined statements of operations, assets in excess of liabilities, and cash flows for the years ended May 26, 1996, May 28, 1995 and May 29, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Monfort Transportation Company and Lynn Transportation Co., Inc. as of May 26, 1996 and May 28, 1995, and the combined results of their operations and their cash flows for the years ended May 26, 1996, May 28, 1995 and May 29, 1994 in conformity with generally accepted accounting principles.



COOPERS & LYBRAND L.L.P.



Fort Worth, Texas
May 23, 1997

                       MONFORT TRANSPORTATION COMPANY AND
                         LYNN TRANSPORTATION CO., INC.
                            COMBINED BALANCE SHEETS
                         May 26, 1996 and May 28, 1995
                                 (in thousands)




                    ASSETS                            May 26,   May 28,
                                                       1996      1995
                                                     --------- ---------

Current assets:
  Accounts receivable:
    Trade, net of allowance for doubtful accounts
      of $132 and $295, respectively                 $  4,491  $  3,582
    Affiliate                                           2,696     1,995
  Repair parts and supplies                               350       306
  Prepaid expenses                                        621       834
  Deferred income taxes                                 1,103     1,604
                                                     --------- ---------

      Total current assets                              9,261     8,321

Property and equipment, net                            21,608    18,479
                                                     --------- ---------

      Total assets                                   $ 30,869  $ 26,800
                                                     ========= =========

   LIABILITIES AND ASSETS IN EXCESS OF LIABILITIES

Current liabilities:
  Accounts payable                                   $  1,456  $    618
  Accrued expenses                                      3,019     2,327
  Claims and insurance accruals                         2,689     3,759
  Current portion of capital lease obligations          6,816     4,938
                                                     --------- ---------

      Total current liabilities                        13,980    11,642

Capital lease obligations                              13,244    12,063
Deferred income taxes                                      26        89
                                                     --------- ---------

        Total liabilities                              27,250    23,794

Commitments and contingencies (Note 7)

Assets in excess of liabilities                         3,619     3,006
                                                     --------- ---------

        Total liabilities and assets in excess of
         liabilities                                 $  30,869 $  26,800
                                                     ========= =========

     The accompanying notes are an integral part of the combined financial statements.

                       MONFORT TRANSPORTATION COMPANY AND
                         LYNN TRANSPORTATION CO., INC.
                       COMBINED STATEMENTS OF OPERATIONS
        for the years ended May 26, 1996, May 28, 1995 and May 29, 1994
                                 (in thousands)




                                                        Year Ended
                                           -------------------------------------
                                             May 26,      May 28,      May 29,
                                              1996         1995         1994
                                           ----------   ----------   -----------

Revenues:
  Customer                                 $   38,962   $   37,301   $   45,922
  Affiliate                                    49,225       47,571       50,661
                                           -----------  -----------  -----------

    Operating revenue                          88,187       84,872       96,583
                                           -----------  -----------  -----------

Operating expenses:
  Salaries, wages and fringe benefits          11,265       11,403        8,934
  Purchased transportation                     52,925       52,059       65,440
  Operating supplies and expenses               9,338        7,169        6,833
  Depreciation and amortization of capital
   leases                                       5,118        3,901        3,297
  Claims and insurance                          1,076        2,729        1,988
  Operating taxes and licenses                  1,536        1,916        1,773
  General supplies and expenses                 2,106        2,025        2,284
  (Gain) loss on disposal of property and
   equipment                                   (1,030)         163          135
                                           -----------  -----------  -----------

    Total operating expenses                   82,334       81,365       90,684
                                           -----------  -----------  -----------

      Operating income                          5,853        3,507        5,899

Interest expense, net                           1,895        1,286        1,321
                                           -----------  -----------  -----------

   Income before income taxes                   3,958        2,221        4,578

Income tax expense                              1,534          841        1,752
                                           -----------  -----------  -----------

   Net income                              $    2,424   $    1,380   $    2,826
                                           ===========  ===========  ===========


     The accompanying notes are an integral part of the combined financial statements.

                       MONFORT TRANSPORTATION COMPANY AND
                         LYNN TRANSPORTATION CO., INC.
             COMBINED STATEMENTS OF ASSETS IN EXCESS OF LIABILITIES
        for the years ended May 26, 1996, May 28, 1995 and May 29, 1994
                                 (in thousands)



                                                        Year Ended
                                           -------------------------------------
                                             May 26,      May 28,      May 29,
                                              1996         1995         1994
                                           ----------   ----------   -----------

Balance, beginning of year                 $   3,006    $   3,735    $    2,227

Net income                                     2,424        1,380         2,826

Change in due from parents                    (1,811)      (2,109)       (1,318)
                                           ----------   ----------   -----------

Balance, end of year                       $   3,619    $   3,006    $    3,735
                                           ==========   ==========   ===========



    The accompanying notes are an integral part of the combined financial statements.

                      MONFORT TRANSPORTATION COMPANY AND
                         LYNN TRANSPORTATION CO., INC.
                       COMBINED STATEMENTS OF CASH FLOWS
        for the years ended May 26, 1996, May 28, 1995 and May 29, 1994
                                (in thousands)



                                                                          Year Ended
                                                                --------------------------------
                                                                  May 26,     May 28,   May 29,
                                                                   1996        1995      1994
                                                                ----------  ---------  ---------

Cash flows from operating activities:
  Net income                                                    $    2,424  $   1,380  $   2,826
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Net (gain) loss on disposal of property and equipment         (1,030)       163        135
      Depreciation and amortization of capital leases                5,118      3,901      3,297
      Deferred income taxes                                            438        (10)       161
      Provision for doubtful accounts                                   (9)        45        285
      Changes in assets and liabilities:
        Accounts receivable - trade                                   (900)     1,480         91
        Accounts receivable - affiliate                               (701)      (486)      (369)
        Repair parts and supplies                                      (44)       269          3
        Prepaid expenses                                               213        120         27
        Accounts payable and accrued expenses                        1,530     (1,015)      (970)
        Claims and insurance accruals                               (1,070)      (134)    (1,209)
                                                                ----------  ---------  ---------

          Net cash provided by operating activities                  5,969      5,713      4,277

Cash flows from investing activities:
  Purchases of property and equipment                               (1,703)      (566)      (496)
  Proceeds from disposal of property and equipment                   2,484        904        693
                                                                ----------  ---------  ---------

          Net cash provided by investing activities                    781        338        197
                                                                ----------  ---------  ---------

Cash flows from financing activities:
  Principal repayments of capital lease obligations                 (4,939)    (3,942)    (3,156)
  Change in due from parents                                        (1,811)    (2,109)    (1,318)
                                                                ----------  ---------  ---------

          Net cash used in financing activities                     (6,750)    (6,051)    (4,474)

Net change in cash                                                       0          0          0

Cash at beginning of year                                                0          0          0
                                                                ----------  ---------  ---------

Cash at end of year                                             $        0  $       0  $       0
                                                                ==========  =========  =========
Supplemental disclosure of cash flow information:
  Cash paid for interest                                        $    1,837  $   1,233  $   1,233

Supplemental schedule of noncash investing activities:
  Additions to capital lease obligations                             7,998      7,139      6,311

    The accompanying notes are an integral part of the combined financial statements.

                      MONFORT TRANSPORTATION COMPANY AND
                         LYNN TRANSPORTATION CO., INC.
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                                (in thousands)


1.  Summary of Significant Accounting Policies:

    Monfort Transportation Company ("Monfort") and Lynn Transportation Co., Inc. ("Lynn") generally operate in specialized areas of the transportation services industry, including time-sensitive delivery, special handling, dedicated fleets and temperature control. Monfort (a Colorado corporation) is headquartered in Greeley, CO. Lynn (an Iowa corporation) is headquartered in El Dorado, AR, with operating divisions located in Osklaloosa, IA and Sacramento, CA.

    Basis of Presentation

    Monfort Transportation Company and Lynn Transportation Co., Inc. (the "Companies") are divisions of Monfort, Inc. and ConAgra Poultry Company (the "Parents"), respectively, both of which in turn are wholly-owned subsidiaries of ConAgra, Inc. ("ConAgra"). All significant accounts and transactions between divisions have been eliminated in combination. The financial statements have been prepared from the historical books and records of the Companies and Parents.

    The combined financial statements reflect the "carve-out" financial position of the Companies as of May 26, 1996 and May 28, 1995 and the results of operations and cash flows of the Companies for the years ended May 26, 1996, May 28, 1995 and May 29, 1994. The combined financial statements have been prepared as if the Companies had operated as a stand-alone entity for all periods presented, and include those assets, liabilities, revenues and expenses directly attributable to the Companies' operations. Certain corporate general and administrative expenses of the Parents have been allocated to the Companies (see Note 6) on various bases which, in the opinion of management, are reasonable and reflect all of the costs of doing business. Cash generated by the Companies is held by the Parents for cash management purposes.

    Repair Parts and Supplies

    Repair parts and supplies consists of fuel, tires until placed in service, tubes, replacement parts and supplies and are valued at the lower of average cost or market.

    Prepaid Expenses

    Prepaid expenses include prepaid licenses, rentals and taxes other than income tax.

                      MONFORT TRANSPORTATION COMPANY AND
                         LYNN TRANSPORTATION CO., INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS, Continued
                                (in thousands)

1.  Summary of Significant Accounting Policies, continued:

    Property and Equipment

    Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the property and equipment as follows:

           Tractors                              3 -  4 years
           Trailers                              5 -  7 years
           Building and improvements             7 - 30 years
           Office furniture and equipment        3 -  7 years
           Automobiles                           3 -  5 years
           Machinery and equipment               3 -  5 years


    Major additions and betterments are capitalized, while maintenance and repairs that do not improve or extend the life of the asset are charged to expense as incurred. Gains and losses on dispositions are included in operating income.

    Claims and Insurance Accruals

    Claims and insurance accruals reflect the estimated costs of liabilities and claims not covered by insurance. The liability for self-insurance is accrued on claims incurred and on estimates of both unasserted and unsettled claims which are assessed based on management's evaluation of the nature and severity of individual claims and on the Companies' past claims experience.

    Income Taxes

    Under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, income taxes are provided based on earnings reported for tax return purposes in addition to a provision for deferred income taxes. The provision for income taxes includes deferred taxes determined by the change in the deferred tax liability (or asset) which is computed based on the differences between the financial statement and income tax bases of assets and liabilities and net operating loss carryforwards, all of which are measured by applying enacted tax laws and rates. Deferred tax expense is the result of changes in the deferred tax liability or asset.

    The Companies file a consolidated tax return with their Parents. However, for the purposes of these combined financial statements, the provision for income taxes has been prepared as if the Companies had filed a separate tax return on a stand-alone basis.

                      MONFORT TRANSPORTATION COMPANY AND
                         LYNN TRANSPORTATION CO., INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS, (Continued)
                                (in thousands)



1.   Summary of Significant Accounting Policies, continued:

     Income Taxes, continued

     In connection with the sale of the Companies as discussed in Note 8, tax liabilities incurred prior to the date of sale of the Companies will remain with the Parents.

     Revenue Recognition

     Freight revenue is recognized upon the delivery of freight.

     Fair Value of Financial Instruments

     The carrying amounts of accounts receivable, accounts payable and accrued expenses reflected in the financial statements approximate fair value due to the short-term maturity of these instruments.

     The Companies are not active participants in financial derivative transactions.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses in the reporting periods. Actual results could differ from those estimates.

2.   Property and Equipment:

     Property and equipment are summarized as follows:

                                        May 26, 1996  May 28, 1995
                                        ------------  ------------

     Revenue equipment                  $     39,575  $     31,860
     Structures                                1,249         1,249
     Service equipment and other               1,135         1,041
     Office furniture and equipment              267           251
     Land and leasehold improvements             239           239
                                        ------------  ------------

                                              42,465        34,640
     Less accumulated depreciation            20,857        16,161
                                        ------------  ------------

                                        $     21,608  $     18,479
                                        ============  ============

                      MONFORT TRANSPORTATION COMPANY AND
                         LYNN TRANSPORTATION CO., INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS, (Continued)
                                (in thousands)


2.   Property and Equipment, continued:

     Property and equipment includes gross assets acquired under capital leases of $39,208 and $31,377 at May 26, 1996 and May 28, 1995, respectively.
     Related amounts included in accumulated depreciation and amortization were $19,029 and $14,210 at May 26, 1996 and May 28, 1995, respectively.

     As part of the continuing operations of the Companies, lease agreements are entered into for the use of revenue equipment and certain leased assets are purchased and subsequently sold by the Companies. During the year ended May 26, 1996, these sales resulted in a gain in the amount of $1,030, due to the sale of certain revenue equipment for approximately $1,085.

3.   Capital Lease Obligations:

     Capital lease obligations are collateralized by revenue equipment and mature through 2002 with interest rates ranging from 5.2% to 9.5%. Outstanding balances related to these obligations were as follows:

                                               May 26,    May 28,
                                                1996       1995
                                              ---------  ---------

   Capital lease obligations                  $  20,060  $  17,001
   Less current portion                           6,816      4,938
                                              ---------  ---------

   Long-term portion of capital leases        $  13,244  $  12,063
                                              =========  =========

4. Income Taxes:

   Income tax expense was as follows:

                                 May 26,      May 28,      May 29,
                                  1996         1995         1994
                                --------     --------     --------
   Current:
     Federal                    $   921      $   714      $   602
     State                          174          137          113
                                --------     --------     --------

                                  1,095          851          715
                                --------     --------     --------

   Deferred:
     Federal                        370           (8)         873
     State                           69           (2)         164
                                --------     --------     --------

                                    439          (10)       1,037
                                --------     --------     --------

       Total                    $ 1,534      $   841      $ 1,752
                                ========     ========     ========

                      MONFORT TRANSPORTATION COMPANY AND
                         LYNN TRANSPORTATION CO., INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS, (Continued)
                                (in thousands)


4.   Income Taxes, continued:

     A reconciliation of the federal statutory income tax rate to the effective income tax rate was as follows:



                                           May 26,   May 28,    May 29,
                                            1996      1995       1994
                                          --------  --------   --------

     Federal statutory income tax rate        34.0 %    34.0 %     34.0 %
     State income taxes, net of federal        4.1       4.0        4.0
       tax benefit
     Other, net                                 .7        -          .3
                                          --------  --------   --------

         Effective tax rate                   38.8 %    38.0 %     38.3 %
                                          ========  ========   ========

     The components of deferred tax assets and liabilities were as follows:
     (See Note 8)



                                                       May 26,   May 28,
                                                        1996      1995
                                                     --------- ---------
        Deferred tax liabilities:
          Depreciation and amortization              $    (26) $    (89)
                                                     --------- ---------

            Total deferred tax liabilities                (26)      (89)
                                                     --------- ---------

        Deferred tax assets:
          Accrued expenses and reserves                 1,103     1,604
                                                     --------- ---------

            Total deferred tax assets                   1,103     1,604
                                                     --------- ---------

              Net deferred tax asset                 $  1,077  $  1,515
                                                     ========= =========

     Current deferred income tax asset               $  1,103  $  1,604
     Noncurrent deferred income tax liability             (26)      (89)
                                                     --------- ---------
              Net deferred tax asset                 $  1,077  $  1,515
                                                     ========= =========

                      MONFORT TRANSPORTATION COMPANY AND
                         LYNN TRANSPORTATION CO., INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS, (Continued)
                                (in thousands)



5.   Employee Benefit Plans:

     The Companies participate in a ConAgra sponsored 401(k) defined contribution plan. The plan covers substantially all salaried and hourly employees. Participants may voluntarily contribute to the plan up to the maximum limits imposed by Internal Revenue Service regulations. The Companies annually match between 50% and 66% of the participants' contributions up to 5% or 6% of the participants' compensation. Participants are immediately vested in the amount of their direct contributions and vest over a five year period, as defined by the plan, with respect to the Companies' contribution. The Companies' 401(k) matching contributions were $53, $40 and $17 for the years ended May 26, 1996, May 28, 1995 and May 29, 1994, respectively. See Note 8.

     Lynn also participates in a ConAgra sponsored defined benefit pension plan. The plan covers all hourly employees and ConAgra pays the entire cost of the plan. Participants are vested after five years of continuous service or at age 65. Participants receive twenty dollars per month for every year of credited service and may receive reduced benefits beginning at age 55. Plan expenses allocated to Lynn by ConAgra were $34, $35 and $25 for the years ended May 26, 1996, May 28, 1995 and May 29, 1994, respectively.

6.   Transactions With Affiliates:

     The financial statements include allocations to the Companies of certain administrative costs incurred by the Parents related to management information systems, accounting, utilities, human resources and certain other corporate expenses. For the years ended May 26, 1996, May 28, 1995 and May 29, 1994, these allocated costs were $912, $877 and $747, respectively.

     Expenses charged to the Companies for these services are allocated based on management's estimates of the Companies' proportionate share of the total group's expenses. In the opinion of management, these allocations of expenses were made on a reasonable basis. However, they are not necessarily indicative of the levels of expenses which may have been experienced on a stand-alone basis. The amounts that would have or will be incurred on a separate company basis could differ significantly from the allocated amounts due to economies of scale, differences in management and operational practices or other factors.

                      MONFORT TRANSPORTATION COMPANY AND
                         LYNN TRANSPORTATION CO., INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS, (Continued)
                                (in thousands)


7.   Commitments and Contingencies:

     Self-Insurance

     The Companies are self-insured for all collision damages to revenue equipment and for liability coverage up to its deductible amount which is $2,000. Furthermore, the Companies are self-insured for workers' compensation claims.

     Litigation

     The Companies are parties to various claims, legal actions, and complaints arising in the ordinary course of business. In the opinion of management, all such matters are without merit or are of such kind, or involve such amounts, that an unfavorable disposition would not have a material effect on the financial position, results of operations or liquidity of the Companies. See Note 8.

     Leases

     The Companies lease various equipment and buildings under capital and noncancelable operating leases with an initial term in excess of one year. As of May 26, 1996, future minimum rental payments required under these capital and operating leases are summarized as follows:

                                                          Capital    Operating
                                                          Leases      Leases
                                                        ----------  -----------
               1997                                     $   7,859   $    1,102
               1998                                         7,167        1,053
               1999                                         4,195        1,048
               2000                                         1,884        1,048
               2001                                         1,777          968
               Thereafter                                     249          626
                                                        ----------  -----------

                    Total                                  23,131   $    5,845
                                                                    ===========
               Less amount representing interest            3,071
                                                        ----------

               Present value of minimum lease payments  $  20,060
                                                        ==========

     Certain of the Companies' capital assets are subleased to third parties. Sublease income was $1,668, $794 and $596 for the years ended May 26, 1996, May 28, 1995 and May 29, 1994.

     Rental expense under operating leases was $332, $1,398 and $2,994 for the years ended May 26, 1996, May 28, 1995 and May 29, 1994. Future minimum sublease rentals under noncancelable subleases as of May 26, 1996 were $1,072 for 1997, $1,490 for 1998 and $466 for 1999.

                      MONFORT TRANSPORTATION COMPANY AND
                         LYNN TRANSPORTATION CO., INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS, Continued
                                (in thousands)


8.   Subsequent Event:

     The Parents signed a definitive stock purchase agreement with AmeriTruck Distribution Corp. (AmeriTruck) dated April 28, 1997, to sell all of the outstanding shares of the capital stock of Monfort and Lynn for approximately $15,000, subject to adjustments. The sale of the Companies was completed May 23, 1997. Under the terms of the agreement, the Parents entered into a Transportation Services Agreement with the Companies and AmeriTruck to guarantee certain designated lanes, minimum annual volumes and pricing. The Transportation Services Agreement has a four-year term, with pricing fixed for the first two years and to be adjusted for the third and fourth years.

     In connection with the stock purchase agreement, the parties thereto entered into a Disaffiliation Tax Sharing Agreement ("Tax Agreement"). Under the Tax Agreement, the Parents shall be jointly and severally responsible for all federal and state income taxes of the Companies, including any taxes attributable to the Section 338(h)(10) election discussed below. Additionally, the Tax Agreement states that at the request of AmeriTruck, the Parents and AmeriTruck will join in making an election under Section 338(h)(10) of the Internal Revenue Code to allow the stock purchase to be treated as a purchase of assets for tax purposes. As such, all deferred tax assets and liabilities would become current and remain with the Parents.

     Additionally, under the stock purchase agreement, the Parents have agreed to indemnify AmeriTruck for any actual or alleged liabilities arising prior to the close of the sale related to environmental, insurance, employee benefit plans or litigation. As such, employees of the Companies after the closing of the sale will no longer be eligible to actively participate in any former benefit plans of the Companies and instead, will be eligible to participate in AmeriTruck's plans after meeting participation requirements. Also, certain assets and (liabilities) included in the financial statements will not be part of the acquired business. These balances as of May 26, 1996 were as follows:



                  Net deferred tax asset             $   1,077
                  Accounts receivable - affiliate    $   2,696
                  Claims and insurance accruals      $  (2,689)


                      MONFORT TRANSPORTATION COMPANY AND
                         LYNN TRANSPORTATION CO., INC.
                       UNAUDITED COMBINED BALANCE SHEET
                             as of March 23, 1997
                                (in thousands)


                            ASSETS
Current assets:
  Accounts receivable less allowance for doubtful accounts of $148     $  4,031
  Repair parts and supplies                                                 149
  Prepaid expenses                                                          726
  Deferred income taxes                                                   1,087
                                                                       --------
     Total current assets                                                 5,993

Property and equipment, net                                              17,325
                                                                       --------
     Total assets                                                      $ 23,318
                                                                       ========
            LIABILITIES AND LIABILITIES IN EXCESS OF ASSETS

Current liabilities:
  Accounts payable and accrued expenses                                $  2,265
  Due to affiliate                                                        2,889
  Claims and insurance accruals                                           2,610
  Current portion of capital lease obligations                            5,437
                                                                       --------
     Total current liabilities                                           13,201

Capital lease obligations                                                10,566
Deferred income taxes                                                        51
                                                                       --------
     Total liabilities                                                   23,818

Liabilities in excess of assets                                            (500)
                                                                       --------
     Total liabilities and liabilities in excess of assets             $ 23,318
                                                                       ========

    The accompanying notes are an integral part of these combined financial statements.

                      MONFORT TRANSPORTATION COMPANY AND
                         LYNN TRANSPORTATION CO., INC.
                  UNAUDITED COMBINED STATEMENTS OF OPERATIONS
          for the ten months ended March 23, 1997 and March 24, 1996
                                (in thousands)

                                                        Ten Months Ended
                                                     ------------------------
                                                     March 23,      March 24,
                                                       1997           1996
                                                     ---------      ---------
Operating revenue                                    $ 69,056       $ 72,655
                                                     --------       --------
Operating expenses:
 Salaries, wages and fringe benefits                    9,598          9,144
 Purchased transportation                              42,388         43,988
 Operating supplies and expenses                        7,142          7,064
 Depreciation and amortization of capital leases        3,919          4,263
 Claims and insurance                                   2,396          1,230
 Operating taxes and licenses                           1,017          1,271
 General supplies and expenses                          1,704          2,030
 (Gain) loss on disposal of property and equipment       (332)          (379)
                                                     --------       --------
   Total operating expenses                            67,832         68,611
                                                     --------       --------
     Operating income                                   1,224          4,044

Interest expense, net                                   1,341          1,523
                                                     --------       --------
   Income (loss) before income taxes                     (117)         2,521

Income tax expense (benefit)                              (40)           960
                                                     --------       --------
   Net income (loss)                                 $    (77)      $  1,561
                                                     ========       ========

    The accompanying notes are an integral part of these combined financial statements.

                      MONFORT TRANSPORTATION COMPANY AND
                         LYNN TRANSPORTATION CO., INC.
                UNAUDITED COMBINED STATEMENT OF LIABILITIES IN
                               EXCESS OF ASSETS
                    for the ten months ended March 23, 1997
                                (in thousands)



Balance, May 26, 1996                                           $  3,619

Net loss                                                             (77)

Change in due from parents                                        (4,042)
                                                                --------
Balance, March 23, 1997                                         $   (500)
                                                                ========

     The accompanying notes are an integral part of the combined financial statements.

                      MONFORT TRANSPORTATION COMPANY AND
                         LYNN TRANSPORTATION CO., INC.
                  UNAUDITED COMBINED STATEMENTS OF CASH FLOWS
          for the ten months ended March 23, 1997 and March 24, 1996
                                (in thousands)

                                                                                          Ten Months Ended
                                                                                   -------------------------------
                                                                                      March 23,        March 24,
                                                                                        1997             1996
                                                                                   --------------   --------------
Cash flows from operating activities:
  Net income (loss)                                                                $         (77)   $       1,561
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
      Net (gain) loss on disposal of property and equipment                                 (332)            (379)
      Depreciation and amortization of capital leases                                      3,919            4,263
      Deferred income taxes                                                                   40              438
      Provision for doubtful accounts                                                        101              228
      Changes in assets and liabilities:
        Accounts receivable                                                                3,054            1,046
        Repair parts and supplies                                                            201              (55)
        Prepaid expenses                                                                    (104)              13
        Accounts payable and accrued expenses                                             (2,209)            (167)
        Due to affiliate                                                                   2,889              110
        Claims and insurance accruals                                                        (79)          (1,130)
                                                                                   -------------    -------------

          Net cash provided by operating activities                                        7,403            5,928
                                                                                   -------------    -------------
Cash flows from investing activities:
  Purchases of property and equipment                                                     (1,579)            (811)
  Proceeds from disposal of property and equipment                                         2,275            1,002
                                                                                   -------------    -------------

          Net cash provided by investing activities                                          696              191
                                                                                   -------------    -------------
Cash flows from financing activities:
  Principal repayments of capital lease obligations                                       (4,057)          (4,115)
  Change in due from parents                                                              (4,042)          (2,004)
                                                                                   -------------    -------------

          Net cash used in financing activities                                           (8,099)          (6,119)
                                                                                   -------------    -------------

Net change in cash                                                                             0                0

Cash at beginning of period                                                                    0                0
                                                                                   -------------    -------------

Cash at end of period                                                              $           0    $           0
                                                                                   =============    =============
Supplemental disclosure of cash flow information:
  Cash paid for interest                                                           $       1,293    $       1,476

Supplemental schedule of noncash investing activities:
  Additions to capital lease obligations                                                      -     $       3,831

    The accompanying notes are an integral part of these combined financial statements.

       Monfort Transportation Company and Lynn Transportation Co., Inc.
                    Notes to Combined Financial Statements
                                  (Unaudited)



1.  Accounting Policies and Interim Results

This Current Report on Form 8-K/A-1 of AmeriTruck Distribution Corp. includes the audited combined financial statements of Monfort Transportation Company and Lynn Transportation Co., Inc. as of May 26, 1996 and May 28, 1995 and the related statements of operations and cash flows for the years ended May 26, 1996, May 28, 1995 and May 29, 1994. Such audited combined financial statements include a summary of significant accounting policies and should be read in conjunction with these interim financial statements. The statements for the periods presented are condensed and do not contain all information required by generally accepted accounting principles to be included in a full set of financial statements. In the opinion of management, all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position as of March 23, 1997 and the results of operations and cash flows for the ten-month periods ended March 23, 1997 and March 24, 1996 have been included. The results of operations for any interim period are not necessarily indicative of the results of operations to be expected for the entire year.

                                TRAN-STAR, INC.
                            UNAUDITED BALANCE SHEET
                             as of March 31, 1997
                                (in thousands)


                                           ASSETS
Current assets:
 Accounts and notes receivable, less allowance for
   doubtful accounts of $310                                                     $      7,026
 Due from affiliates                                                                       27
 Prepaid expenses                                                                         926
 Repair parts and supplies                                                                460
 Deferred income taxes                                                                  1,721
 Other current assets                                                                     120
                                                                                 ------------

     Total current assets                                                              10,280

Other assets                                                                              204
Property and equipment, net                                                            32,699
                                                                                 ------------

     Total assets                                                                $     43,183
                                                                                 ============

                            LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities:
 Accounts payable and accrued expenses                                           $      5,418
 Due to Norfolk Southern Corporation                                                      775
 Due to affiliate                                                                         154
 Claims and insurance accruals                                                          3,320
 Current portion of long-term debt                                                     11,167
                                                                                 ------------

     Total current liabilities                                                         20,834

Long-term debt                                                                         18,284
Deferred income taxes                                                                   4,712
Other liabilities                                                                         117
                                                                                 ------------

     Total liabilities                                                                 43,947
                                                                                 ------------
Shareholder's deficit:
 Common stock; $.01 par value, 3,503 shares issued and outstanding                          4
 Paid-in-capital                                                                        6,119
 Accumulated deficit                                                                   (6,887)
                                                                                 ------------

     Total shareholder's deficit                                                         (764)
                                                                                 ------------

       Total liabilities and shareholder's deficit                               $     43,183
                                                                                 ============

   The accompanying notes are an integral part of these financial statements.

                                TRAN-STAR, INC.
                      UNAUDITED STATEMENTS OF OPERATIONS
              for the three months ended March 31, 1997 and 1996
                                (in thousands)

                                                                          Three Months Ended
                                                                       --------------------------
                                                                         March 31,     March 31,
                                                                           1997          1996
                                                                       -----------    -----------

Operating revenue                                                      $    16,936    $    17,371
                                                                       -----------    -----------
Operating expenses:
  Salaries, wages and fringe benefits                                        6,623          6,608
  Purchased transportation                                                   1,377            924
  Operating supplies and expenses                                            5,158          5,123
  Depreciation and amortization of capital leases                            1,521          2,011
  Claims and insurance                                                       1,207          1,280
  Operating taxes and licenses                                                 516            580
  General supplies and expenses                                              1,268          1,068
                                                                       -----------    -----------

    Total operating expenses                                                17,670         17,594
                                                                       -----------    -----------

      Operating loss                                                          (734)          (223)

Interest expense, net                                                         (701)          (734)
                                                                       -----------    -----------

    Loss before income taxes                                                (1,435)          (957)

Income tax benefit                                                            (523)          (322)
                                                                       -----------    -----------

      Net loss                                                         $      (912)   $      (635)
                                                                       ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                                TRAN-STAR, INC.
                       UNAUDITED STATEMENTS OF CASH FLOWS
               for the three months ended March 31, 1997 and 1996
                                 (in thousands)

                                                         Three Months Ended
                                                         ------------------
                                                         March 31, March 31,
                                                           1997      1996
                                                         --------  --------

Cash flows from operating activities:
  Net loss                                               $  (912)  $  (635)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
      Depreciation and amortization of capital leases      1,521     2,007
      Deferred income taxes                                 (522)     (321)
      Provision for doubtful accounts                        122       (17)
      Changes in assets and liabilities:
        Accounts and notes receivable                       (331)      272
        Due from affiliates                                   (1)      (91)
        Repair parts and supplies                             27       (20)
        Prepaid expenses                                    (267)      441
        Other current assets                                 110        (8)
        Accounts payable and accrued expenses                868      (314)
        Due to Norfolk Southern Corporation                           (266)
        Due to affiliate                                    (374)
        Claims and insurance accruals                        347       827
        Other liabilities                                             (705)
                                                         --------  --------

          Net cash provided by operating activities          588     1,170
                                                         --------  --------

Cash flows from investing activities:
  Purchases of property and equipment                        (41)      (24)
  Net advances to affiliate                                          1,216
                                                         --------  --------

          Net cash (used in) provided by
           investing activities                              (41)    1,192
                                                         --------  --------

Cash flows from financing activities:
  Proceeds from issuance of debt                             470     2,123
  Principal payments on debt                              (2,919)   (3,250)
                                                         --------  --------

          Net cash used in financing activities           (2,449)   (1,127)
                                                         --------  --------

Net change in cash                                        (1,902)    1,235

Cash at beginning of period                                1,902     2,688
                                                         --------  --------

Cash at end of period                                    $     0   $ 3,923
                                                         ========  ========
Supplemental disclosure of cash flow information:
  Cash paid for interest                                 $   617   $   721
  Cash paid for taxes                                        380       385


   The accompanying notes are an integral part of these financial statements.

                                Tran-Star, Inc.
                         Notes to Financial Statements
                                  (Unaudited)



1.  Accounting Policies and Interim Results

The Current Report on Form 8-K dated July 11, 1997 for AmeriTruck Distribution Corp. includes the audited financial statements of Tran-Star, Inc. as of December 31, 1996 and 1995, and the related statement of operations and cash flows for the years ended December 31, 1996, 1995 and 1994, respectively. Such audited financial statements include a summary of significant accounting policies and should be read in conjunction with these interim financial statements. The statements for the periods presented are condensed and do not contain all information required by generally accepted accounting principles to be included in a full set of financial statements. In the opinion of management, all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position as of March 31, 1997 and the results of operations and cash flows for the three-month periods ended March 31, 1997 and 1996 have been included. The results of operations for any interim period are not necessarily indicative of the results of operations to be expected for the entire year.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS


The following unaudited pro forma financial statements ("the Pro Forma Financial Statements") give effect to the acquisition of the capital stock of Monfort Transportation Company and Lynn Transportation Co., Inc. (collectively "Monfort and Lynn"), subsidiaries of ConAgra, Inc. ("ConAgra") and the acquisition of the capital stock of Tran-Star, Inc. ("Tran-Star"), a subsidiary of Allways
Services, Inc. by AmeriTruck Distribution Corp. ("AmeriTruck").   The Pro Forma
Financial Statements are based on the audited consolidated financial statements of AmeriTruck, the audited combined financial statements of Monfort and Lynn,
and the audited financial statements of Tran-Star.   Such audited financial
statements of the AmeriTruck and Tran-Star are incorporated by reference and the financial statements of Monfort and Lynn are included elsewhere in this Form 8-
K/A-1.   Monfort and Lynn's fiscal year end for 1996 was May 26.  The pro forma amounts for the year ended December 31, 1996 include (i) the operations of AmeriTruck and Tran-Star for the year ended December 31, 1996 and (ii) the operations of Monfort and Lynn for the twelve months ended March 23, 1997. The pro forma amounts for the three months ended March 31, 1997 include (i) the operations of AmeriTruck and Tran-Star for the three months ended March 31, 1997 and (ii) the operations of Monfort and Lynn for the three months ended March 23, 1997, which are duplicative with a portion of the full year results.

The unaudited pro forma statements of operations for the year ended December 31, 1996 and the three months ended March 31, 1997 have been prepared to illustrate the effects of the acquisitions of Monfort and Lynn and Tran-Star (the "Acquisitions") as if such transactions had occurred on January 1, 1996. The unaudited pro forma balance sheet as of March 31, 1997, has been prepared to illustrate the effects of the Acquisitions as if such transactions had occurred on that date. The Pro Forma Financial Statements and accompanying notes should be read in conjunction with the financial statements and other financial information incorporated by reference or included elsewhere in this Form 8-K/A-1.

The unaudited pro forma adjustments are based upon available information and certain assumptions that Management of AmeriTruck believes are reasonable. The Pro Forma Financial Statements are prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that might have occurred had the applicable transactions actually taken place on the dates indicated, or of future results of operations or financial position of AmeriTruck. The unaudited pro forma adjustments do not reflect any potential increases in operating income, or one-time costs to achieve such increases, which may arise from the Acquisitions.

The Acquisitions will be accounted for under the purchase method of accounting. Under this method of accounting, the purchase price has been allocated to the assets acquired and liabilities assumed based on preliminary estimates of their fair values and could change as additional information becomes available.

                         AMERITRUCK DISTRIBUTION CORP.
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                       Three months ended March 31, 1997
                                 (in thousands)


                                                                     Historical
                                                         ------------------------------------
                                                                      Monfort and                 Pro Forma          Pro Forma
                                                         AmeriTruck      Lynn       Tran-Star    Adjustments           Total
                                                         ----------   ----------   -----------   -----------         -----------

Operating revenue                                        $   55,668   $   19,120    $   16,936   $     6,709 (a)     $    98,433
                                                         ----------   ----------   -----------   -----------         -----------
Operating expenses:
     Salaries, wages and fringe benefits                     19,216        2,476         6,623                            28,315
     Purchased transportation                                13,009       11,613         1,377                            25,999
     Operating supplies and expenses                         11,096        1,865         5,158   $     5,750 (a)          23,601
                                                                                                        (268)(b)
     Depreciation and amortization of capital leases          3,718        1,176         1,521          (641)(c)           5,774
     Claims and insurance                                     2,318          754         1,207                             4,279
     Operating taxes and licenses                             1,283          203           516                             2,002
     General supplies and expenses                            3,074          548         1,268          (372)(d)           4,518
     Amortization of intangibles                                293                                      225 (e)             518
     (Gain)loss on disposal of property and equipment            46         (149)                                           (103)
                                                         ----------   ----------   -----------   -----------         -----------

               Total operating expenses                      54,053       18,486        17,670         4,694              94,903
                                                         ----------   ----------   -----------   -----------         -----------

                    Operating income (loss)                   1,615          634          (734)        2,015               3,530

Interest expense, net                                         4,494          411           701           268 (f)           5,860
                                                                                                         (14)(g)
Other income (expense), net                                     (41)                                                         (41)
                                                         ----------   ----------   -----------   -----------         -----------

          Income (loss) before income taxes                  (2,920)         223        (1,435)        1,761              (2,371)

Income tax expense (benefit)                                 (1,168)          85          (523)          704 (h)            (902)
                                                         ----------   ----------   -----------   -----------         -----------

          Net income (loss)                              $   (1,752)         138          (912)  $     1,057         $    (1,469)
                                                         ==========   ==========   ===========   ===========         ===========

            See accompanying Notes to Unaudited Pro Forma Financial
                                  Statements

                         AMERITRUCK DISTRIBUTION CORP.
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                         Year Ended  December 31, 1996
                                 (in thousands)

                                                                    Historical
                                                    ----------------------------------------
                                                                    Monfort and                Pro Forma       Pro Forma
                                                     AmeriTruck        Lynn       Tran-Star   Adjustments        Total
                                                    ------------   ------------- ----------- -------------    -----------
Operating revenue                                   $   224,257    $     84,588  $   68,476  $     27,226 (a) $  404,547
                                                    ------------   ------------- ----------- -------------    -----------
Operating expenses:
 Salaries, wages and fringe benefits                     71,996          11,719      27,330                      111,045
 Purchased transportation                                57,413          51,326       3,818                      112,557
 Operating supplies and expenses                         40,946           9,415      23,706        23,000 (a)     96,157
                                                                                                     (910)(b)
 Depreciation and amortization of capital leases         14,211           4,773       8,045        (2,563)(c)     24,466
 Claims and insurance                                     8,806           2,243       3,123                       14,172
 Operating taxes and licenses                             4,988           1,281       2,214                        8,483
 General supplies and expenses                           11,215           1,781       1,397          (754)(d)     13,639

 Amortization of intangibles                              1,130                                       899 (e)      2,029
 Gain on disposal of property and equipment              (1,267)           (983)        (14)                      (2,264)
                                                    ------------   ------------- ----------- -------------    -----------
    Total operating expenses                            209,438          81,555      69,619        19,672        380,284
                                                    ------------   ------------- ----------- -------------    -----------
       Operating income (loss)                           14,819           3,033      (1,143)        7,554         24,263

Interest expense, net                                    16,677           1,712       2,645         1,071 (f)     22,050
                                                                                                      (55)(g)
Other income (expense), net                                 (34)                                                     (34)
                                                    ------------   ------------- ----------- -------------    -----------
  Income (loss) before income
    taxes and extraordinary items                        (1,892)          1,321      (3,788)        6,538          2,179

Income tax expense (benefit)                                340             534      (1,520)        2,615 (h)      1,969
                                                    ------------   ------------- ----------- -------------    -----------
  Income (loss) before extraordinary items               (2,232)            787      (2,268)        3,923            210

Extraordinary items, loss on early
 retirement of debt                                        (230)                                                    (230)
                                                    ------------   ------------- ----------- -------------    -----------
  Net income (loss)                                 $    (2,462)   $        787  $   (2,268) $      3,923     $      (20)
                                                    ============   ============= =========== =============    ===========

            See accompanying Notes to Unaudited Pro Forma Financial
                                  Statements

                         AMERITRUCK DISTRIBUTION CORP.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 March 31, 1997
                                 (in thousands)

                                                                    Historical
                                                    ----------------------------------------
                                                                    Monfort and                Pro Forma       Pro Forma
                     Assets                          AmeriTruck        Lynn       Tran-Star   Adjustments        Total
                                                    ------------   ------------- ----------- -------------    -----------
Current assets:
 Cash and cash equivalents                          $     2,110                                               $    2,110
 Accounts and notes receivable, net                      27,854    $      4,031  $    7,026                       38,911
 Prepaid expenses                                         8,140             726         926  $      2,967 (i)     12,759
 Repair parts and supplies                                1,286             149         460                        1,895
 Deferred income taxes                                    1,467           1,087       1,721        (2,808)(j)      1,467
 Other current assets                                     1,313                         120                        1,433
 Due from affiliates                                                                     27           (27)(j)          0
                                                    ------------   ------------- ----------- -------------    -----------
  Total current assets                                   42,170           5,993      10,280           132         58,575

Property and equipment, net                             100,201          17,325      32,699        (7,032)(k)    143,193
Goodwill, net                                            39,140                                    13,491 (l)     52,631
Other assets                                              8,409                         204         2,250 (m)     10,863
                                                    ------------   ------------- ----------- -------------    -----------
  Total assets                                      $   189,920    $     23,318  $   43,183  $      8,841     $  265,262
                                                    ============   ============= =========== =============    ===========
Liabilities and  Stockholders' Equity
 (Deficiency)

Current liabilities:
 Current portion of capital lease
  obligations/long-term debt                        $    10,704    $      5,437  $   11,167  $         51 (n) $   27,359
 Accounts payable and accrued expenses                   17,030           2,265       5,418         1,006 (r)     25,719
 Claims and insurance accruals                            1,594           2,610       3,320        (2,610)(j)      4,914
 Other current liabilities                                  542                                                      542
 Due to affiliates                                                        2,889         929        (3,818)(j)          0
                                                    ------------   ------------- ----------- -------------    -----------
  Total current liabilities                              29,870          13,201      20,834        (5,371)        58,534

Long-term debt                                          155,497                      18,284        12,600 (o)    186,492
                                                                                                      111 (n)
Capital lease obligations                                                10,566                                   10,566
Deferred income taxes                                     7,403              51       4,712        (4,763)(j)      7,403
Other liabilities                                         2,726                         117                        2,843
                                                    ------------   ------------- ----------- -------------    -----------
  Total liabilities                                     195,496          23,818      43,947         2,577        265,838
                                                    ------------   ------------- ----------- -------------    -----------
Redeemable preferred stock                                                                          3,000 (q)      3,000
                                                    ------------   ------------- ----------- -------------    -----------
Stockholders' equity (deficiency):
 Common stock                                                35                           4            (4)(p)         42
                                                                                                        7 (q)
 Additional paid-in capital                                 898                       6,119        (6,119)(p)      2,891
                                                                                                    1,993 (q)
 Loans to stockholders                                   (1,880)                                                  (1,880)
 Accumulated deficit                                     (4,629)                     (6,887)        6,887 (p)     (4,629)
 Liabilities in excess of assets                                           (500)                      500 (p)          0
                                                    ------------   ------------- ----------- -------------    -----------
  Total stockholders' equity (deficiency)                (5,576)           (500)       (764)        3,264         (3,576)
                                                    ------------   ------------- ----------- -------------    -----------
  Total liabilities and stockholders' equity
   (deficiency)                                     $   189,920    $     23,318  $   43,183  $      8,841     $  265,262
                                                    ============   ============= =========== =============    ===========

                 See accompanying Notes to Pro Forma Financial
                                  Statements

                         AMERITRUCK DISTRIBUTION CORP.
               Notes to Unaudited Pro Forma Financial Statements
                             (amounts in thousands)



(a) Operating revenue and operating supplies and expenses have been adjusted to record revenue and related expenses as a result of the Transportation Services Agreement, dated as of April 28, 1997, entered into with subsidiaries of ConAgra in connection with the acquisition of Monfort and Lynn. Under the terms of this agreement, certain ConAgra subsidiaries have agreed to tender freight to AmeriTruck and its subsidiaries in designated lanes and minimum annual volumes with pricing fixed for the first two years. The agreement has a four-year term. The agreement also increases rates on other traffic lanes operated by Monfort and Lynn.

(b) Operating supplies and expenses have been adjusted to conform the accounting policies for the capitalization of tires by removing tires from property and equipment and establishing a prepaid tire balance to be amortized over a period of 10 - 18 months. (See (i) below).

(c) Depreciation and amortization of capital leases has been adjusted to reflect the change in depreciation expense resulting from the adjustment of the property and equipment to their fair values and the conformity of accounting policies for the depreciable lives of the assets.

(d) General supplies and expenses have been adjusted to reflect the reversal of certain allocated costs from the former parent company not expected to recur, as well as the reversal of certain other costs associated with the separation of the operations of one of the acquired companies from its sister company to facilitate the acquisition.

(e) Amortization of intangibles has been adjusted to reflect the increase in amortization expense on the goodwill of $13,491 recorded as a result of the Acquisitions. Goodwill is being amortized on a straight-line basis over an estimated life of 40 years. The increase in amortization expense associated with goodwill was $84 for the three months ended March 31, 1997 and $337 for the year ended December 31, 1996. Additionally, amortization of intangibles has been increased to record the amortization of the value of the Transportation Services Agreement described in (a) above on a straight-line basis over the contract life of 4 years. The increase in amortization expense associated with the Transportation Services Agreement was $ 141 for the three months ended March 31, 1997 and $562 for the year ended December 31, 1996.

(f) Interest expense was adjusted to reflect the additional interest expense associated with the borrowings to partially fund the Acquisitions at an assumed rate of 8.5%.

(g) Interest expense was adjusted as a result of the recording of debt at fair value.

(h) Income tax expense was adjusted to reflect the increase in federal and state income taxes resulting from the pro forma adjustments at a statutory rate of 40%.

(i) Prepaid expenses has been adjusted to conform the accounting policies for the capitalization of tires by establishing a prepaid tire balance to be amortized over 10 - 18 months. (See (b) above).

(j) To eliminate historical deferred taxes, due to/from affiliates and claims and insurance accruals not assumed by AmeriTruck in connection with the Acquisitions.

(k)  Property and equipment has been adjusted to its appraised market values.

                         AMERITRUCK DISTRIBUTION CORP.
               Notes to Unaudited Pro Forma Financial Statements
                             (amounts in thousands)



(l) Goodwill has been adjusted to reflect the goodwill resulting from the excess of the purchase price over the fair value of the net assets acquired by AmeriTruck. This amount will be amortized on a straight-line basis over an estimated life of 40 years.

(m) Other assets were adjusted to reflect the capitalization of the value of the Transportation Services Agreement described in (a) above and will be amortized on a straight-line basis over the 4-year life of the agreement.

(n)  Debt and capital leases have been adjusted to fair value.

(o) Long-term debt has been adjusted to reflect the borrowings necessary to partially fund the Acquisitions.

(p) Adjustments have been made to eliminate the equity/(deficit) of the acquired companies.

(q) Redeemable preferred stock and stockholders' equity has also been adjusted to reflect the issuance of common stock and preferred stock to partially fund the Acquisitions.

(r) Accounts payable and accrued expenses has been adjusted to include certain nonrecurring costs and expenses associated with integrating the businesses acquired through the Acquisitions. Such adjustment includes nonrecurring costs related to employee severances and relocation costs for employees of the acquired companies and other integration costs. In the near future additional nonrecurring costs may be incurred, related to the elimination of duplicative facilities, computer systems and other assets. The effect of any additional adjustment would be to adjust the goodwill recognized as a result of the Acquisitions.